ITEM 77C:
On June 30, 2014, the sole shareholder of the Company's Abbey
Capital Futures Strategy Fund adopted, in lieu of a meeting of shareholders, the following resolutions:

            RESOLVED, that the Investment Advisory Agreement between Abbey Capital Limited and the Company, on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Investment Advisory Agreement between Abbey Capital Limited and Abbey Capital Offshore Fund
Limited, a wholly-owned subsidiary of the Abbey Capital Futures
Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and Altis Partners (Jersey)
Limited, on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and Cantab Partners LLP, on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and Eclipse Capital Management,
Inc., on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and Graham Capital Management,
L.P., on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and Harmonic Capital Partners LLP, on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and P/E Investments, LLC, on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and Revolution Capital Management,
LLC, on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that the Trading Advisory Agreement between Abbey Capital Limited and Trigon Investment Advisors,
LLC, on behalf of the Abbey Capital Futures Strategy Fund, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that authorization for Abbey Capital Limited, upon the issuance of an exemptive order to Abbey Capital Limited and the Company by the Securities and Exchange Commission and upon approval of the Board of Directors of the Company, to enter into or materially amend investment sub-advisory agreements and trading sub-advisory agreements related to the Abbey Capital Futures Strategy Fund or its subsidiary without shareholder approval, be, and the same hereby is, approved; and

      FURTHER RESOLVED, that Ernst & Young LLP be, and it hereby is, selected as the independent registered public accounting firm for Abbey Capital Futures Strategy Fund for the fiscal year ending August 31, 2014, subject to the termination as provided in the Investment Company Act of 1940; and

            FURTHER RESOLVED, that this consent be filed with the Secretary of the Company.